UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 3, 2022 (August 1, 2022)

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

On August 1, 2022, Transocean Ltd. (the “Company”) announced the award of two contracts which, in aggregate, contribute approximately $1.24 billion to the Company’s backlog.

The Petrobras 10000 was awarded a 5.8-year contract for work offshore Brazil with a national oil company. The contract adds an estimated $915 million in backlog and is expected to commence in October 2023 and end in August 2029. The estimated firm backlog excludes income associated with the customer’s anticipated use of the Company’s patented dual-activity technology on the Petrobras 10000.

The Deepwater Conqueror was awarded a two-year contract with a major operator for work in the U.S. Gulf of Mexico at $440,000 per day with up to an incremental $39,000 per day for additional products and services. Excluding revenue associated with the additional products and services, the new contract adds an estimated $321 million in backlog and is expected to begin in December 2022 in direct continuation of the rig’s current contract.

Copies of the press releases announcing the respective contract awards referred to above are attached hereto and incorporated herein by reference as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release Announcing $915 Million Contract for Ultra-Deepwater Drillship Petrobras 10000
99.2	Press Release Announcing $321 Million Contract for Ultra-Deepwater Drillship Deepwater Conqueror
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: August 3, 2022	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person